SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING November 30, 1999
                                            -----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1999-C

1.	The aggregate amount of the Investor Percentage
         of Collections of Principal Receivable                $   68,379,704.20

 2.	The aggregate amount of the Investor Percentage
         of Collections of Finance Charge Receivables
         (excluding Interchange)                               $    7,824,454.97

 3.	The aggregate amount of the Investor Percentage
         of Interchange                                        $    1,183,010.33

 4.	The aggregate amount of Servicer Interchange               $      607,638.89

 5.	The aggregate amount of funds on deposit in
         Finance Charge Account allocable to the Series
         1999-C   Certificates                                 $    8,399,826.41

 6.	The aggregate amount of funds on deposit in the
         Principal Account allocable to the Series 1999- C
         Certificates                                          $   68,379,704.20

7.	The aggregate amount of funds on deposit in the
         Principal Funding Account allocable to the
         Series 1999-C Certificates                           $             0.00

 8.	The aggregate amount to be withdrawn from the
         Finance Charge Account pursuant to Section 4.11
         and distributed to the Collateral Interest Holder
         in accordance with subsection 5.01 (c)               $             0.00

 9.	The Collateral Interest on the Transfer Date of
         the current calendar month, after giving effect
         to the deposits and withdrawals specified above,
         is equal to                                          $    40,000,000.00

10.	The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the

(i)	Class A Certificateholders                                $     2,036,354.17

(ii)	Class B Certificateholders                               $       135,208.33

(iii)	Collateral Interest Holder                              $       214,333.33

11.	 The amount of principal payable to the
(i)	Class A Certificateholders                                $             0.00

(ii)	Class B Certificateholders                               $             0.00

(iii)	Collateral Interest Holder                              $             0.00

12. The sum of all amounts payable to the

(i)	Class A Certificateholders                                $     2,036,354.17

(ii)	Class B Certificateholders                               $       135,208.33

(iii)	Collateral Interest Holder                              $       214,333.33


13.	To the knowledge of the undersigned, no Series
         1999-C Pay Out Event or Trust Pay Out Event has
         occurred except as described below:                                None



IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 10th day of December, 1999.

BANK OF AMERICA, NATIONAL
ASSOCIATION (USA),
(formerly known as Bank of America National Association)
Transferor and Servicer

By:
/s/ David M. Belk
Name: David M. Belk
Title:	Senior Vice President